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                                                                    EXHIBIT 4(i)
                         INVESTMENT ADVISORY AGREEMENT





         AGREEMENT made as of March 24, 1999, by and between MERCURY ASSET MANAGEMENT MASTER TRUST, a Delaware business trust (hereinafter referred to as the "Trust") on behalf of its series MERCURY MASTER GLOBAL BALANCED PORTFOLIO (the "Portfolio") and MERCURY ASSET MANAGEMENT INTERNATIONAL LTD., a corporation organized under the laws of England and Wales (hereinafter referred to as the "Investment Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

         WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

         WHEREAS, the Trustees have established and designated the Portfolio as a series of the Trust; and

         WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 and regulated by the Investment Management Regulatory Organization, a self-regulating organization recognized under the Financial Services Act of 1986 of the United Kingdom (hereinafter referred to as "IMRO"), and the conduct of its investment business is regulated by IMRO; and




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         WHEREAS, the Trust desires to retain the Investment Adviser to provide management and investment advisory services to the Portfolio in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Portfolio on the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Investment Adviser hereby agree as follows:

                                   ARTICLE I
                        DUTIES OF THE INVESTMENT ADVISER

         The Trust hereby employs the Investment Adviser to act as a manager and investment adviser of the Portfolio and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Trustees, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Portfolio in any way or otherwise be deemed agents of the Trust or the Portfolio.

         (a) Management Services. The Investment Adviser shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Trust and the Portfolio. The Investment Adviser shall provide the Trust and the Portfolio with





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office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Trust and the Portfolio, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor the Trust's and the Portfolio's compliance with investment policies and restrictions as set forth in the Registration Statement of the Trust filed with the Securities and Exchange Commission under the Investment Company Act, as amended from time to time (the "Registration Statement"). The Investment Adviser shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Portfolio as it shall determine to be desirable.

         (b) Investment Advisory Services. The Investment Adviser shall provide (or arrange for affiliates to provide) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Portfolio, shall furnish continuously an investment program for the Portfolio and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities and other financial instruments in which the Portfolio invests or cash, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio's investment objectives, investment policies and investment





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restrictions as the same are set forth in the Trust's current Registration
Statement. The Investment Adviser shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Portfolio, the Investment Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees and set forth in the then current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Trust is affiliated.

         (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment





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Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

                                   ARTICLE II
                       ALLOCATION OF CHARGES AND EXPENSES

         (a) The Investment Adviser. The Investment Adviser assumes and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause its affiliate to pay, compensation of all Officers of the Trust and all Trustees of the Trust who are affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser.

         (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust and the Portfolio (except for the expenses paid by the Mercury Funds Distributor division of Princeton Funds Distributor, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the





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Registration Statement, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Portfolio. It is also understood that the Trust shall reimburse the Investment Adviser or an affiliate of the Investment Adviser for its costs in providing accounting services to the Trust and the Portfolio. The Distributor will pay certain of the expenses of the Portfolio incurred in connection with the continuous offering of shares of beneficial interest of the Portfolio.

                                  ARTICLE III
                     COMPENSATION OF THE INVESTMENT ADVISER

         Management and Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, the Portfolio shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Portfolio, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate of 0.60% of the average daily net assets of the Portfolio, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Investment





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Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
               LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER

         The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Trust or the Portfolio contemplated hereby and partners, directors, officers and employees of the Investment Adviser and such affiliates.

                                   ARTICLE V
                      ACTIVITIES OF THE INVESTMENT ADVISER

         The services of the Investment Adviser to the Trust and the Portfolio are not to be deemed to be exclusive, and the Investment Adviser and each affiliate is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and the Portfolio are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Investment Adviser and directors, officers, employees, partners and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Trust or the Portfolio as shareholders or otherwise.





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                                   ARTICLE VI
              INVESTMENT ADVISER STATEMENTS PURSUANT TO IMRO RULES

         Any complaints concerning the Investment Adviser should be in writing addressed to the attention of the Managing Director of the Investment Adviser. The Trust has the right to obtain from the Investment Adviser a copy of the IMRO complaints procedure and to approach IMRO and the Investment Ombudsman directly.

         The Investment Adviser may make recommendations, subject to the investment restrictions referred to in Article I herein, regarding Investments Not Readily Realisable (as that term is used in the IMRO Rules) or investments denominated in a currency other than British pound sterling. There can be no certainty that market makers will be prepared to deal in unlisted or thinly traded securities and an accurate valuation may be hard to obtain. The value of investments recommended by the Investment Adviser may be subject to exchange rate fluctuations which may have favorable or unfavorable effects on investments.

         The Investment Adviser may make recommendations, subject to the investment restrictions referred to in Article I herein, regarding options, futures or contracts for differences. Markets can be highly volatile and such investments carry a high degree of risk of loss exceeding the original investment and any margin on deposit.

                                  ARTICLE VII
                   DURATION AND TERMINATION OF THIS AGREEMENT

         This Agreement shall become effective as of the date first above written, and shall remain in force for two years thereafter and thereafter, but only so long as such continuance is specifically approved at least annually by
(i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement





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or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VIII
                          AMENDMENTS OF THIS AGREEMENT

         This Agreement may be amended by the parties only if such amendment is specifically approved by (i) by the vote of a majority of outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE IX
                          DEFINITIONS OF CERTAIN TERMS

         The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE X
                                 GOVERNING LAW

         This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of





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the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE XI
                   LIMITATION OF OBLIGATIONS OF THE PORTFOLIO

         The obligations of the Portfolio shall be limited to the assets of the Portfolio, shall be separate from the obligations of any other series of the Trust, and the Portfolio shall not be liable for the obligations of any other series of the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.

                                                   MERCURY ASSET MANAGEMENT
                                                   MASTER TRUST on behalf of
                                                   its series, MERCURY MASTER
                                                   GLOBAL BALANCED PORTFOLIO

                                                   By:
                                                      -------------------------
                                                      Title:


                                                   MERCURY ASSET MANAGEMENT
                                                   INTERNATIONAL LTD.

                                                   By:
                                                      -------------------------
                                                      Title:





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